Exhibit 5.1

90 Park Avenue

New York, NY 10016

212-210-9400

Fax: 212-922-3995

www.alston.com

Mark F. McElreath	Direct Dial: 212-210-9595	Email: mark.mcelreath@alston.com

November 10, 2021

Journey Medical Corporation

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

Ladies and Gentlemen:

We have acted as counsel to Journey Medical Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (File No. 333-260436) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the initial public offering of up to $44,160,000 of common stock of the Company, $0.0001 par value per share, which amount includes shares issuable upon the exercise of the Underwriters’ (as defined below) option to purchase additional shares (together with any additional shares of the Company’s common stock, par value $0.0001, that may be sold by the Company pursuant to Rule 462(b) under the Securities Act, the “Shares”), to the several underwriters (the “Underwriters”) listed in Schedule 1 of the Underwriting Agreement to be entered into between the Company and B. Riley Securities, Inc., as representatives of the Underwriters. This opinion is furnished to you in accordance with the requirements of Item 16 of the Commission’s Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Second Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, in each case deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Shares have been issued and sold against payment therefor as contemplated in the Registration Statement, the Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company only for the purposes referred to in the first paragraph of this opinion letter and may be relied upon by the Company and any persons entitled to rely on it under the applicable provisions of the Securities Act. The only opinion rendered by us consists of that set forth in the fourth paragraph of this letter, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act and the use of our name therein and in the related Prospectus under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath